UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): June 24, 2019

ESSENT GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36157	Not Applicable
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM11, Bermuda
(Address of Principal Executive Offices and Zip Code)

(441) 297‑9901
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.015 par value	ESNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events

On June 24, 2019, Essent Group Ltd. (the "Company") issued a press release announcing that its wholly owned subsidiary, Essent Guaranty, Inc. ("Essent"), has entered into a $333.8 million fully collateralized excess of loss reinsurance transaction with Radnor Re 2019-2 Ltd., a newly formed Bermuda special purpose insurer ("Radnor Re"), covering mortgage insurance policies written by Essent in 2015 and 2016. Radnor Re funded its reinsurance obligations through the issuance of $333.8 million of mortgage insurance-linked notes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by Essent Group Ltd. dated June 24, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2019

ESSENT GROUP LTD.

By:	/s/ Lawrence E. McAlee
Name: Lawrence E. McAlee
Title: Senior Vice President and Chief Financial Officer